Exhibit 99.1

FOR IMMEDIATE RELEASE

FB FINANCIAL CORPORATION ANNOUNCES REVISED TERMS OF CLAYTON BANKS

ACQUISITION AND PRIVATE PLACEMENT OF COMMON STOCK

Amended Purchase Agreement for Clayton Banks Acquisition Changes Consideration Mix and is

Expected to Further Enhance Earnings Accretion in 2018 and 2019

Private Placement Proceeds to Fund Cash Consideration for Clayton Banks Acquisition

NASHVILLE, Tennessee, (May 26, 2017) – FB Financial Corporation (the “Company”) (NYSE: FBK) announced today that it has entered into an amendment to its Stock Purchase Agreement for its previously announced acquisition of Clayton Bank and Trust and American City Bank (collectively, the “Clayton Banks”) from Clayton HC, Inc., the sole shareholder of the Clayton Banks. The parties agreed to the amendment to address competitive concerns raised by the Federal Reserve Board with respect to Clayton HC’s post-closing ownership of the Company’s shares and continued ownership of 50% of Apex Bancorp, Inc., the bank holding company for Apex Bank, a bank headquartered in Camden, Tennessee.

The Stock Purchase Agreement has been amended (the “Amendment”) to reduce the stock portion of the consideration to be received by Clayton HC such that Clayton HC’s post-closing ownership in the Company will be less than 5% of the outstanding shares. The Amendment provides for reducing the stock consideration from 5,860,000 shares to 1,521,200 shares and for a cash payment to Clayton HC of $124.2 million at closing as consideration for the reduced stock consideration. Additionally, the Amendment gives the Company, through its wholly-owned banking subsidiary FirstBank, the option to reduce or eliminate the $60 million subordinated note to be issued to Clayton HC at closing by paying cash in lieu of all or a portion of the principal amount of such note.

FB Financial’s President and CEO Chris Holmes stated, “We believe the amended terms are positive for our shareholders in a number of ways. We expect the acquisition will provide incremental earnings per share accretion in 2018 and 2019, reaching approximately 20 percent annually, versus our 15 percent-plus estimate previously announced in February. Furthermore, we now expect the increased capital will positively impact our pro forma capital ratios relative to the terms of the original structure announced in February while also materially reducing the projected tangible book value dilution at closing. We now expect the capital dilution to be earned back by the end of 2017.”

Under the terms of the Amendment, the consideration for the acquisition of the Clayton Banks is as follows:

•	Cash consideration of $124.2 million;
•	1,521,200 shares of FBK common stock;
•

$60 million of FirstBank subordinated debt issued to Clayton HC (5.50% five year non-callable fixed-to-floating due 2027) or cash payment at FirstBank’s option, or any subordinated debt and cash combination thereof; and

•	$79.5 million of cash that represents return of excess capital.

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FB Financial Corporation Announces Revised Terms of Clayton Banks Acquisition

and Private Placement of Common Stock

In connection with the Amendment, the Company entered into Securities Purchase Agreements with accredited investors pursuant to which the Company agreed to sell in a private placement an aggregate of 4,806,710 shares of the Company’s common stock at a purchase price of $33.00 per share. The estimated net proceeds from the private placement are $152 million and are expected to be used to fund the $124.2 million cash consideration under the Amendment, with the remaining net proceeds to be used for general corporate purposes, which may include reducing the amount of the subordinated note to be issued to Clayton HC pursuant to the Amendment. In the event that that the acquisition of the Clayton Banks is not consummated, the proceeds from the private placement will be used for general corporate purposes, which may include funding future acquisitions and strengthening the Company’s and FirstBank’s capital position.

Holmes further stated, “We are excited about the proposed acquisition of the Clayton Banks and believe that the terms of the restructured transaction give our Company increased flexibility related to financing the acquisition and alleviate certain regulatory considerations.”

The acquisition is expected to close in the third quarter of 2017 and is subject to regulatory approvals, approval by FB Financial shareholders, if required by the NYSE, and other customary closing conditions.

The private placement is expected to close on or about June 1, 2017, and is subject to customary closing conditions. The closing of the private placement is not conditioned on the closing of the acquisition of the Clayton Banks. Pursuant to the Securities Purchase Agreements, the Company agreed to file with the SEC a registration statement with respect to the resale of the shares issued in the private placement and the Company is subject to customary penalty payments in the event such registration statement is not filed or declared effective by the applicable deadlines set forth in the Securities Purchase Agreements.

Keefe, Bruyette & Woods, Inc. and Stephens Inc., served as joint bookrunning managers for the private placement, and Raymond James & Associates, Inc. and Sandler O’Neill + Partners, L.P. acted as co-managers. Stephens Inc. also served as FB Financial’s exclusive financial advisor on the proposed acquisition of the Clayton Banks. Alston & Bird, LLP served as legal advisor to FB Financial Corporation and Covington & Burling LLP served as legal advisor to the placement agents.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s conference call will begin at 10:00 a.m. CST on Tuesday, May 30, 2017, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/21304. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. Additionally, the Company has posted a Presentation regarding the acquisition’s details on its website, which can be found at https://investors.firstbankonline.com/.

ABOUT THE CLAYTON BANKS

Clayton Bank and Trust is headquartered in Knoxville, Tennessee and has assets of approximately $885 million. The bank has 13 branches across its markets in Knoxville, Jackson, Oakland, Covington, Henderson, Lexington, Friendship and Cookeville, Tennessee.

American City Bank is headquartered in Tullahoma, Tennessee and has assets of approximately $314 million. It operates five branches in Tullahoma, Manchester, Lynchburg and Decherd, Tennessee.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered bank, with 45 full-service bank branches across Tennessee, North Alabama and North Georgia, and a national mortgage business with offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $3.2 billion in total assets.

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FB Financial Corporation Announces Revised Terms of Clayton Banks Acquisition

and Private Placement of Common Stock

MEDIA CONTACT	FINANCIAL CONTACT
Jeanie M. Rittenberry	James R. Gordon
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	jgordon@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements in some cases through the Company’s use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the Company’s future business and financial performance and/or the performance of the banking and mortgage industry and economy in general and the Clayton Banks Acquisition, the timing, anticipated benefits and financial impact thereof, and the closing of the private placement.

These forward-looking statements include, without limitation, statements relating to the anticipated benefits, financial impact and closing of the Clayton Banks Acquisition, including, the anticipated timing of the closing of the Clayton Banks Acquisition, any expected accretion to the Company’s earnings per share resulting from the Clayton Banks Acquisition, acceptance by the customers of the Clayton Banks the Company’s products and services, the opportunities to enhance market share in certain markets, market acceptance of the Company generally in new markets, expectations regarding future investment in the Clayton Banks’ markets, the integration of the Clayton Banks’ operations and timing of the closing the private placement. Forward-looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation including, without limitation, the parties’ ability to consummate the Clayton Banks Acquisition or satisfy the conditions to the completion of the Clayton Banks Acquisitions, including the receipt of regulatory approvals required for the Clayton Banks Acquisition on the terms expected or on the anticipated schedule or approval by the Company’s shareholders of the issuance of the Stock Consideration, if required by the NYSE; the ability to consummate the private placement and satisfy the closing conditions thereto; the parties’ ability to meet expectations regarding the timing and completion and accounting and tax treatment of the Clayton Banks Acquisition; the possibility that any of the anticipated benefits of the proposed Clayton Banks Acquisition will not be fully realized or will not be realized within the expected time period; the risk that integration of the Clayton Banks’ operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the failure of the Clayton Banks Acquisition to close for any other reason; the effect of the announcement of the Clayton Banks Acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); dilution caused by the Company’s issuance of additional shares of its common stock in connection with the Clayton Banks Acquisition and the Private Placement; the possibility that the Clayton Banks Acquisition may be more expensive to complete than anticipated, including as a result of unexpected factors or events; general competitive, economic, political and market conditions and fluctuations; and the other risks and factors set forth in the Company’s December 31, 2016 Form 10-K, filed with the SEC on March 31, 2017, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors.” Many of these factors are difficult to foresee and are beyond the Company’s ability to control or predict. The Company presently believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

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FB Financial Corporation Announces Revised Terms of Clayton Banks Acquisition

and Private Placement of Common Stock

Additional Information and Participants in Solicitation

This news release is for informational purposes only and does not constitute a solicitation of any vote or approval with respect to the Clayton Banks Acquisition. The issuance of the Stock Consideration in connection with the Clayton Banks Acquisition will be submitted to the shareholders of the Company for their consideration if required by the applicable rules of the New York Stock Exchange. The Company will file with the SEC a proxy statement and deliver the proxy statement to its shareholders as required by applicable law. The Company may also file other documents with the SEC regarding the proposed transaction. This news release is not a substitute for any proxy statement or any other document which the Company may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement and other documents containing important information about the Company and the proposed transaction, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at www.firstbankonline.com (in the “Investor Relations” section of such website) copies of the materials it files with, or furnishes to, the SEC.

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed acquisition. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2017 annual meeting of shareholders. Such proxy statement can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

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